UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

GARTNER, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation)	1-14443 (Commission File Number)	04-3099750 (IRS Employer Identification No.)

P.O. Box 10212, 56 Top Gallant Road, Stamford, CT (Address Of Principal Executive Offices)	06902-7700 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 316-1111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Settlement of Certain Litigation Relating to the Merger

As described in greater detail in the “Legal Proceedings Regarding the Merger” section of the final proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Gartner, Inc. (“Gartner”) filed with the Securities and Exchange Commission (file No. 333-215896) (the “Registration Statement”), a lawsuit captioned Steinberg v. CEB Inc., et al., Case No. 1:17-cv-00226 (D. Del.) is pending in the United States District Court for the District of Delaware. Since the filing of the Registration Statement, two additional purported class action lawsuits captioned Buchans v. CEB Inc., et al, Case No. 1:17-cv-00263 and Gordon v. CEB Inc., et al, Case No. 1:17-cv-00290, were filed on behalf of the shareholders of CEB Inc. (“CEB”) in the United States District Court for the Eastern District of Virginia and are pending before that court. In this Current Report on Form 8-K, we refer to these three pending lawsuits, collectively, as the “CEB Merger Litigation”. The CEB Merger Litigation relates to the Agreement and Plan of Merger, dated as of January 5, 2017 (the “Merger Agreement”), by and among Gartner, Cobra Acquisition Corp. (“Merger Sub”) and CEB, providing for the merger of Merger Sub with and into CEB (the “Merger”), with CEB surviving the Merger as a wholly-owned subsidiary of Gartner.

On March 24, 2017, solely to avoid the costs, risks, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, CEB and the other named defendants in the CEB Merger Litigation signed a memorandum of understanding (the “MOU”) to settle the CEB Merger Litigation. This Current Report on Form 8-K is being filed pursuant to the MOU. CEB believes that no further supplemental disclosure is required under applicable state and federal securities laws; however, to avoid the risk of the CEB Merger Litigation delaying or adversely affecting the Merger and to minimize the expense of defending such action, it has agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below.

Supplement to Registration Statement

The additional disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Registration Statement and should be read in conjunction with the disclosures contained in the Registration Statement, which in turn should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Registration Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Registration Statement. Nothing in this Current Report on Form 8-K, the MOU, or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Registration Statement.

The Merger - Background of the Merger

The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the first sentence of the eighth paragraph on page 41 of the Registration Statement:

In their calls, the firms generally indicated to Mr. Monahan that if CEB were to decide in the future that it wanted to pursue options that could require third-party debt or equity funding, they had capital that might be available for such purposes and also would be open to assisting CEB in evaluating any such options, including a buyout, an equity investment in CEB or financing for an acquisition by CEB. None of the firms made a proposal to Mr. Monahan about any particular option.

The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the last sentence of the eighth paragraph on page 41 of the Registration Statement:

Mr. Monahan also stated that he would present any specific, credible proposals to the CEB board for review, consistent with the CEB board’s fiduciary obligations. During the go-shop period, Centerview and Allen solicited

2

each of these private equity firms. In response, none of the firms submitted an offer to pursue a transaction with CEB.

The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the first sentence of the fourth paragraph on page 51 of the Registration Statement:

During the course of the talent assessment diligence meetings, Mr. Monahan and Ms. Jones generally reviewed the roles of and potential succession plans for certain of CEB’s senior officers with Mr. Hall and other representatives of Gartner. There were no discussions regarding the potential terms of future employment of CEB’s officers between Gartner and CEB prior to the signing of the merger agreement.

The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure at the end of the fourth sentence of the fifth paragraph on page 51 of the Registration Statement:

(The draft merger agreement did not identify any individual employees, and soon after this meeting WSGR advised K&E that Gartner would not require the closing condition regarding post-closing employment of any CEB employees.)

The disclosure under the heading “Background of the Merger” is hereby supplemented by adding the following disclosure after the last sentence of the seventh paragraph on page 55 of the Registration Statement:

Allen did not provide advisory services to the CEB board relating to the fairness of the transaction or any other aspects of the merger prior to CEB’s execution of the merger agreement. Pursuant to the executed engagement letter, CEB retained Allen’s services for a one-time fee equal to 0.215% of the total value of cash and the fair market value of all securities or other property paid or payable to CEB shareholders in connection with the merger. CEB’s obligation to pay this fee to Allen is contingent upon the consummation of the merger. Neither CEB, Gartner nor any of their respective affiliates engaged Allen to provide financial advisory services, or paid any professional fees to Allen, in the two years prior to CEB’s engagement of Allen in connection with the merger.

Opinion of Centerview Partners LLC

The disclosure under the heading “Opinion of Centerview Partners LLC” is hereby supplemented by adding the following disclosure after the last sentence of the final bullet point on page 62 of the Registration Statement:

In calculating the projections for years 2018 through 2021 of the CEB-Prepared Gartner Forecasts, management of CEB extrapolated growth rates for each Gartner business unit based on the projected firm level growth rate for 2017 provided by management of Gartner. CEB management adjusted the extrapolated growth rate for each Gartner business unit in accordance with the growth plans discussed with Gartner management and CEB management’s industry knowledge and historical knowledge of Gartner’s business, in addition to the views of outside third parties, including Centerview. In addition, management of CEB assumed that cost structures for the Gartner business units would remain consistent with historical trends and growth margins.

The disclosure under the heading “Opinion of Centerview Partners LLC” under the subheading “Discounted Cash Flow Analysis” is hereby supplemented by adding the following disclosure after the second sentence of the third paragraph on page 67 of the Registration Statement:

Centerview determined the range of exit multiples used to calculate the estimated terminal values for CEB based on its professional judgment and experience and taking into account the trading multiples of the selected companies set forth above under the heading “CEB Financial Analyses — Selected Comparable Public Company Analysis”.

The disclosure under the heading “Opinion of Centerview Partners LLC” under the subheading “Discounted Cash Flow Analysis” is hereby supplemented by adding the following disclosure to the end of the fourth sentence of the third paragraph on page 67 of the Registration Statement:

3

, determined using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including yields for U.S. Treasury notes, levered and unlevered betas for a comparable group of companies, market risk and size premia, yields on an index of comparable credits and tax rates.

The disclosure under the heading “Opinion of Centerview Partners LLC” under the subheading “Discounted Cash Flow Analysis” is hereby supplemented by adding the following disclosure after the third sentence of the second full paragraph on page 68 of the Registration Statement:

Centerview determined the range of exit multiples used to calculate the estimated terminal values of Gartner based on its professional judgment and experience and taking into account the trading multiples of the selected companies set forth above under the heading “Gartner Financial Analyses – Selected Public Companies Analysis.”

The disclosure under the heading “Opinion of Centerview Partners LLC” under the subheading “Discounted Cash Flow Analysis” is hereby supplemented by adding the following disclosure to the end of the fourth sentence of the second full paragraph on page 68 of the Registration Statement:

, determined using the Capital Asset Pricing Model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including yields for U.S. Treasury notes, levered and unlevered betas for a comparable group of companies, market risk and size premia, yields on an index of comparable credits and tax rates.

CEB Certain Unaudited Financial Forecasts

The disclosure under the heading “CEB Certain Unaudited Financial Forecasts” is hereby supplemented by adding the following disclosure as a new paragraph following the first paragraph on page 83 of the Registration Statement:

Between 2012 and 2014, CEB reported annual organic revenue growth in the high single digits. During 2015 and 2016, CEB’s organic revenue growth rate was substantially lower. The three-year “historical growth case plan” referenced elsewhere in this proxy statement/prospectus was prepared by CEB management based on a view that CEB would return to a high single digit annual organic revenue growth rate from the beginning of 2017. After the third quarter of 2016, CEB management had substantial evidence to conclude that 2017 organic revenue growth was unlikely to return to this level, and both CEB management and the CEB board concluded, therefore, that the historic growth case plan did not reflect a reasonable forecast of CEB’s likely future performance, particularly in the near term. Accordingly, CEB management modified its forecast with respect to CEB’s near term future performance, particularly by reducing expected organic revenue growth in 2017 and 2018, and prepared the three-year “recent growth case plan”. CEB management provided this recent growth case plan to the CEB board on November 1, 2016, as described elsewhere in this proxy statement/prospectus. The five-year CEB forecast was prepared using the recent growth case plan based on a compound annual revenue growth rate of 6.1% for the period from 2016 to 2021.

The disclosure under the heading “CEB Certain Unaudited Financial Forecasts” is hereby supplemented by adding the following disclosure after the third sentence of the second paragraph on page 83 of the Registration Statement:

“Adjusted EBITDA” and “Unlevered Free Cash Flow” are non-GAAP financial measures.

The disclosure under the heading “CEB Certain Unaudited Financial Forecasts” is hereby supplemented by adding the following disclosure after the second full paragraph on page 83 of the Registration Statement:

CEB believes that its non-GAAP financial measures are relevant and useful supplemental information for evaluating its results of operations as compared from period to period and as compared to its competitors. CEB uses these non-GAAP financial measures for internal budgeting and other managerial purposes, including comparison

4

against its competitors, when publicly providing its business outlook, and as a measurement for potential acquisitions. Historically, CEB’s publicly announced guidance has included guidance regarding Adjusted EBITDA.

The disclosure under the heading “CEB Certain Unaudited Financial Forecasts” is hereby supplemented by adding the following disclosure into footnote (2) to the table at the top of page 84 of the Registration Statement, prior to the existing text in footnote (2):

“Unlevered free cash flow” refers to a calculation of cash flow available to all providers of capital, including debt and equity. For purposes of the CEB forecast, unlevered free cash flow is calculated using operating profit, adding back depreciation and amortization and subtracting (a) taxes, (b) capital expenditures and (c) net changes in working capital.

The disclosure under the heading “CEB Certain Unaudited Financial Forecasts” is hereby supplemented by adding the following disclosure after the second footnote below the table summarizing the CEB forecast on page 84 of the Registration Statement:

The CEB forecast for Adjusted EBITDA reflects adjustments for (a) interest expense of $31 million in 2017, declining slightly to $30 million by 2021; (b) taxes of $43 million in 2017, increasing by 100% over the five-year forecast period; (c) depreciation and amortization of $70 million in 2017, declining by approximately 20% over the five-year forecast period; (d) share-based compensation of $20 million, increasing by approximately 10% over the five-year forecast period; and (e) business transformation costs of $15 million in 2017 only. The CEB forecast for Unlevered Free Cash Flow includes the same amounts for taxes and depreciation over the five-year forecast period. In addition, it includes (a) capital expenditures of $35 million, increasing by slightly more than 30% over the five-year forecast period; and (b) an increase in net working capital of $8 million in 2017 declining over the five-year forecast period to a decrease in net working capital of $12 million by 2021.

The following supplemental disclosure is added on page 84 of the Registration Statement immediately prior to the heading “The Merger Agreement”:

Gartner Certain Unaudited Financial Forecasts

Gartner periodically may publicly disclose financial forecasts and projections. In connection with the merger, Gartner’s management prepared certain unaudited prospective financial information for the years 2016 and 2017 as summarized below, which we refer to as the Gartner forecast. The Gartner forecast was provided to CEB management for its use in connection with CEB’s evaluation of the merger. The Gartner forecast was also used by CEB management to prepare certain financial forecasts, analyses and projections relating to Gartner which were furnished to Centerview by CEB for purposes of Centerview’s analysis.

The Gartner forecast was not prepared with a view toward public disclosure and does not necessarily comply with GAAP or the guidelines published by the SEC or established by the American Institute of Certified Public Accountants with respect to prospective financial information. Neither Gartner’s independent auditors, CEB’s independent auditors, nor any other independent accountants, have audited, examined, compiled or performed any procedures with respect to the Gartner forecast, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of Gartner’s independent registered accounting firm included in the proxy statement/prospectus relates to Gartner’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. The Gartner forecast contains non-GAAP financial measures within the meaning of applicable rules and regulations of the SEC. “Normalized EBITDA,” “Free Cash Flow” and “Diluted Earnings Per Share Excluding Acquisition Adjustments” are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Gartner may not be comparable to similarly titled amounts used by other companies.

Gartner believes that its non-GAAP financial measures are relevant and useful supplemental information for evaluating its results of operations as compared from period to period and as compared to its competitors. Gartner uses these non-GAAP financial measures for internal budgeting and other managerial purposes, including

5

comparison against its competitors, when publicly providing its business outlook, and as a measurement for potential acquisitions. Historically, Gartner’s publicly announced guidance has included guidance regarding “Normalized EBITDA,” “Free Cash Flow” and “Diluted Earnings Per Share Excluding Acquisition Adjustments.”

The Gartner forecast is a forward-looking statement that is subject to risks and uncertainties that could cause actual results to differ materially from those predicted, and should be read with caution. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” of the proxy statement/prospectus. Although presented with numerical specificity, the Gartner forecast was based on numerous assumptions and variables that are uncertain and many of which are beyond the control of Gartner or CEB. The assumptions upon which the Gartner forecast was based necessarily involve judgments with respect to future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict. There can be no assurance that the Gartner forecast will be realized, and actual results may vary materially from those provided. The Gartner forecast was prepared by Gartner alone based on information available at the time the Gartner forecast was prepared and does not take into account any circumstances or events occurring after the date on which it was prepared. Given that the Gartner forecast covers multiple years, by its nature it becomes less predictive with each successive year.

The Gartner forecast is included solely to give CEB stockholders access to certain unaudited prospective financial information that was made available to CEB’s management and CEB’s financial advisors in connection with the merger. The inclusion of the CEB forecast in this proxy statement/prospectus should not be regarded as an indication that CEB, Gartner or any of their respective affiliates, advisors or representatives considered the Gartner forecast to necessarily reflect actual future events, and the Gartner forecast should not be relied upon as such. Neither Gartner, CEB nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any CEB stockholder or other person regarding the ultimate performance of Gartner compared to the information contained in the Gartner forecast or that the Gartner forecast will be achieved. Gartner has made no representation to CEB, in the merger agreement or otherwise, concerning the CEB forecast. The Gartner forecast should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Gartner and CEB in the proxy statement/prospectus and in their other respective public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Gartner forecast, Gartner stockholders are cautioned not to place undue reliance on the Gartner forecast.

The following table summarizes the Gartner forecasts:

	Gartner
($ in millions, except per share data)	2016E	2017E (1)
GAAP Revenue	$2,435 – 2,465	$2,752 – 2,785
Normalized EBITDA	$455 – 475	$510 – 532
Free Cash Flow	$352 – 372	—	(2)
Diluted Earnings Per Share Excluding Acquisition Adjustments	$2.89 – 3.05	—	(2)

(1)	As of the date the projections were presented to CEB. The 2017 forecast was subsequently updated and disclosed in the Gartner 2016 year-end 8-K Earnings Release furnished to the SEC on February 2, 2017.
(2)	Not disclosed to CEB.

Definitions of the Non-GAAP Financial Measures Used Above

Diluted Earnings Per Share Excluding Acquisition Adjustments: Represents GAAP diluted earnings per share adjusted for the impact of certain items directly-related to acquisitions. The adjustment items consist of the amortization of identifiable intangibles; incremental acquisition and integration charges related to the achievement of certain performance targets and employment conditions, as well as legal, consulting, severance, and other costs; and non-cash fair value adjustments on pre-acquisition deferred revenues. Gartner believes Diluted Earnings Per Share Excluding Acquisition Adjustments is an important measure of its recurring operations, relative to the GAAP financial measure of diluted earnings per share, as it excludes items that may not be indicative of Gartner’s core operating results.

6

Normalized EBITDA: Represents operating income excluding stock-based compensation expense, depreciation and amortization, accretion on obligations related to excess facilities, and acquisition and integration charges. Gartner believes Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of Gartner’s core operating results. You are cautioned that Normalized EBITDA is not a financial measure defined under generally accepted accounting principles and as a result is considered a non-GAAP financial measure. Gartner provides this measure to enhance the user’s overall understanding of Gartner’s current financial performance and Gartner’s prospects for the future relative to the GAAP financial measure of net income. Normalized EBITDA should not be construed as an alternative to any other measure of performance determined in accordance with generally accepted accounting principles.

Free Cash Flow: Represents cash provided by operating activities plus cash acquisition and integration payments less payments for capital expenditures. Gartner believes that Free Cash Flow is an important measure of the recurring cash generated by its core operations that is available to be used to repurchase our stock, repay debt obligations, invest in future growth through new business development activities, or make acquisitions relative to the GAAP financial measure of cash flows from operating activities.

Interests of CEB Directors and Executive Officers in the Merger

The disclosure under the heading “Interests of CEB Directors and Executive Officers in the Merger” is hereby supplemented by adding the following disclosure after the last sentence of the first paragraph under this heading on page 75 of the Registration Statement:

There have not been discussions between CEB and Gartner, either before or after the signing of the merger agreement, of the inclusion of any members of the CEB board on the board of Gartner after consummation of the merger.

* * *

Additional Supplemental Disclosures

The following additional supplemental disclosures are not covered by the MOU:

Questions and Answers

The disclosure under the heading “Q: What will holders of CEB restricted share units receive in the merger?” is hereby supplemented by deleting the words “and Mr. Lindahl have” from the third sentence of the third paragraph under this heading on pages ix-x of the Registration Statement and replacing them with the word “has”.

Summary

The disclosure under the heading “Treatment of Restricted Stock Units and Performance Stock Units” is hereby supplemented by deleting the words “and Mr. Lindahl have” from the third sentence of the third paragraph under this heading on page 3 of the Registration Statement and replacing them with the word “has”.

Interests of CEB Directors and Executive Officers in the Merger

The disclosure under the heading “Interests of CEB Directors and Executive Officers in the Merger” is hereby supplemented by deleting the words “and Mr. Lindahl have” from the second sentence of the second paragraph under the table on page 81 of the Registration Statement and replacing them with the word “has”.

The Merger Agreement

The disclosure under the heading “Treatment of Restricted Share Units and Performance Share Units in the Merger” is hereby supplemented by deleting the words “and Mr. Lindahl have” from the third sentence of the third paragraph under this heading on page 85 of the Registration Statement and replacing them with the word “has”

7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
(Registrant)

Date: March 24, 2017	By:	/s/ Craig W. Safian
Craig W. Safian
Senior Vice President,
Chief Financial Officer